AMENDMENT NO. 5 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  ADVISOR CLASS

         THIS AMENDMENT NO. 5 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 16th day of February, 1999, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997, September 30, 1997, June 30, 1998 and November 13, 1998 (the "Plan"); and

         WHEREAS, American Century Mutual Funds, Inc., has added a series, the American Century Tax-Managed Value Fund (the "Fund"), for which the Fund's board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Mutual Funds, Inc. hereby adopts the Plan on behalf of the Fund, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and this Amendment No. 5.

         4. In the event of a conflict between the terms of this Amendment No.5 and the Plan, it is the intention of the parties that the terms of this Amendment No. 5 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 5, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 5 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the date first above written.

                   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                   AMERICAN CENTURY MUTUAL FUNDS, INC.
                   AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                   BY: /s/David C. Tucker
                      David C. Tucker
                      Vice President of each of the Issuers

                                   SCHEDULE A

                      SERIES OFFERING ADVISOR CLASS SHARES

FUND                                                                                  DATE PLAN ADOPTED
----                                                                                  -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>    Equity Income Fund                                                              September 3, 1996
>>    Value Fund                                                                      September 3, 1996
>>    Real Estate Fund                                                                June 13, 1997
>>    Small Cap Value Fund                                                            June 30, 1998

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>    Balanced Fund                                                                   September 3, 1996
>>    Growth Fund                                                                     September 3, 1996
>>    Heritage Fund                                                                   September 3, 1996
>>    Intermediate-Term Bond Fund                                                     September 3, 1996
>>    Limited-Term Bond Fund                                                          September 3, 1996
>>    Bond Fund                                                                       September 3, 1996
>>    Select Fund                                                                     September 3, 1996
>>    Ultra Fund                                                                      September 3, 1996
>>    Vista Fund                                                                      September 3, 1996
>>    High-Yield Fund                                                                 September 20, 1997
>>    Tax-Managed Value Fund                                                          February 26, 1999

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>    Strategic Allocation: Aggressive Fund                                           September 3, 1996
>>    Strategic Allocation: Conservative Fund                                         September 3, 1996
>>    Strategic Allocation: Moderate Fund                                             September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>    International Growth Fund                                                       September 3, 1996
>>    International Discovery Fund                                                    September 3, 1996
>>    Emerging Markets Fund                                                           September 3, 1996
>>    Global Growth Fund                                                              December 1, 1998